                                                                    EXHIBIT 99.2

                                JOINT FILER INFORMATION

                 Item                                Information

Name:                                   WFC Holdings, LLC

Address:                                420 Montgomery Street
                                        San Francisco, CA 94104

Date of Event Requiring                 September 18, 2018
Statement (Month/Day/Year):

Issuer Name and Ticker or               PIMCO CALIFORNIA MUNICIPAL INCOME FUND
Trading Symbol:                         II [PCK]

Relationship of Reporting               10% Owner
Person(s) to Issuer:

If Amendment, Date Original             Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:       Form filed by More than One Reporting
                                        Person

Signature:                              WFC HOLDINGS, LLC

                                          By:  /s/ George Wick
                                             ----------------------------
                                          Name:  George Wick
                                          Title: Designated Signer
                                          Date:  September 20, 2018